Exhibit 99.1

Contact:	Gregory J. Larson
Senior Vice President
Host Marriott Corporation
240-744-5120

HOST MARRIOTT CORPORATION ANNOUNCES RECEIPT OF CONSENTS NECESSARY TO AMEND INDENTURE GOVERNING ITS 8 3/8% SERIES E SENIOR NOTES DUE 2006

BETHESDA, MD; March 17, 2005 – Host Marriott Corporation (NYSE:HMT) announced today that Host Marriott, L.P., (the “Issuer”) for whom the Company acts as sole general partner, has received the consents necessary to adopt the proposed amendments to the Indenture governing their 8 3/8% Series E Senior Notes due 2006 (the “Indenture”) in connection with their previously commenced tender offer (the “Offer”) and related consent solicitation (the “Consent Solicitation”) for any and all of the outstanding Notes. A total of approximately $279.7 million, or over 93% in aggregate amount of the outstanding Notes, were validly tendered and not validly withdrawn before 5:00 p.m. New York City time on March 16, 2005 (the “Consent Time”). The Offer and Consent Solicitation is scheduled to expire at 12 midnight, New York City time, on Thursday, March 31, 2005.

The Issuer, The Bank of New York, as trustee, and the note guarantors named in the Indenture have executed a Seventeenth Supplemental Indenture setting forth the amendments to eliminate most of the restrictive covenants and certain events of default from the Indenture. The amendments will become operative upon the acceptance for purchase of any note validly tendered by the Consent Time and not withdrawn. Such amendments to the Indenture, once operative, will be binding upon all holders of the Notes, including those not tendering pursuant to the Offer.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated March 3, 2005.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project”, “will,” “continue,” and other similar terms and phrases including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of March 16, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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